CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Russell Investment Funds of our reports dated February 21, 2020, relating to the financial statements and financial highlights of the Funds listed in Appendix I, which appear in the Russell Investment Fund's Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings "Financial Statements", "Financial Highlights", "Independent Registered Public Accounting Firm" and "Disclosure of Portfolio Holdings" in such Registration Statement.

April 28, 2020

PricewaterhouseCoopers LLP, 1420 Fifth Avenue, Suite 2800, Seattle, WA 98101

T: (206) 398 3000, F: (206) 398 3100, www.pwc.com/us

Appendix I

Funds

U.S. Strategic Equity Fund

U.S. Small Cap Equity Fund

International Developed Markets Fund

Strategic Bond Fund

Global Real Estate Securities Fund

Moderate Strategy Fund

Balanced Strategy Fund

Growth Strategy Fund

Equity Growth Strategy Fund